UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
ELI LILLY AND COMPANY AND SUBSIDIARIES
On March 11, 2019, Eli Lilly and Company (the “Company” or “Lilly”) completed the previously announced split-off of Elanco Animal Health Incorporated ("Elanco"), pursuant to which the Company accepted 65,000,775 shares of Lilly common stock from its shareholders in exchange for the remaining 293,290,000 shares, or approximately 80.2%, of Elanco common stock that it owned. The accompanying unaudited pro forma condensed consolidated financial statements are presented to show the effects of the split-off on the Company’s consolidated financial statements.
The following unaudited pro forma condensed consolidated balance sheet of Lilly as of December 31, 2018 is presented as if the split-off and related events, as described in the notes to the unaudited pro forma condensed consolidated financial statements, had occurred at December 31, 2018. The unaudited pro forma condensed consolidated statements of operations for the years ended December 31, 2018, 2017 and 2016 are presented as if the split-off had occurred on January 1, 2016. The unaudited pro forma condensed consolidated financial statements are based on the historical financial statements of Lilly and Elanco prepared in accordance with generally accepted accounting principles in the United States of America for each period presented and, in the opinion of the Company’s management, all adjustments and disclosures necessary for a fair presentation of the pro forma data have been made.
The unaudited pro forma condensed consolidated financial statements do not purport to represent what the actual results of operations or financial position of Lilly would have been had the split-off occurred on the dates assumed, nor are they necessarily indicative of the results that may be obtained in the future. The unaudited pro forma condensed consolidated financial statements and the notes thereto are based upon and should be read together with Lilly's audited consolidated financial statements and the notes thereto as of and for the year ended December 31, 2018, and Management's Discussion and Analysis included in Lilly's Annual Report on Form 10-K for the year ended December 31, 2018.

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET
ELI LILLY AND COMPANY AND SUBSIDIARIES
AT DECEMBER 31, 2018
(Dollars in millions)

	Lilly Historical	Deconsolidation(1)		Effects of the Exchange(2)	Lilly Pro Forma
		Elanco	Adjustments
Assets :
Cash and cash equivalents	$7,998.2	$(474.8)	$(202.7)	—	$7,320.7
Short-term investments	88.2	—	—	—	88.2
Accounts receivable, net of allowances	5,246.5	(652.6)	—	—	4,593.9
Receivables from Elanco	—	—	268.7	—	268.7
Other receivables	958.4	(44.2)	—	—	914.2
Inventories	4,111.8	(1,013.7)	—	—	3,098.1
Prepaid expenses and other	2,146.5	(109.8)	—	—	2,036.7
Total current assets	20,549.6	(2,295.1)	66.0	—	18,320.5
Investments	2,020.7	(15.3)	—	—	2,005.4
Investment in Elanco	—	—	4,290.5	(4,290.5)	—
Goodwill	4,347.5	(2,958.0)	—	—	1,389.5
Other intangibles, net	3,521.0	(2,453.0)	—	—	1,068.0
Deferred tax assets	2,657.7	(35.6)	(8.4)	—	2,613.7
Sundry	1,892.4	(67.5)	—	—	1,824.9
Total other assets	14,439.3	(5,529.4)	4,282.1	(4,290.5)	8,901.5
Property and equipment, net	8,919.5	(923.4)	—	—	7,996.1
Total assets	$43,908.4	$(8,747.9)	$4,348.1	$(4,290.5)	$35,218.1
Liabilities and Equity :
Short-term borrowings and current maturities of long-term debt	$1,131.2	$(29.0)	—	—	$1,102.2
Accounts payable	1,412.3	(205.2)	—	—	1,207.1
Employee compensation	1,054.5	(98.9)	—	—	955.6
Sales rebates and discounts	5,021.9	(172.4)	—	—	4,849.5
Dividend payable	650.8	—	—	—	650.8
Income taxes payable	404.0	(10.6)	—	—	393.4
Other current liabilities	2,213.4	(189.4)	12.6	30.0	2,066.6
Total current liabilities	11,888.1	(705.5)	12.6	30.0	11,225.2
Long-term debt	11,639.7	(2,443.3)	—	—	9,196.4
Accrued retirement benefits	2,911.3	(109.1)	—	—	2,802.2
Long-term income taxes payable	3,724.6	(24.6)	—	—	3,700.0
Other noncurrent liabilities	2,835.6	(227.9)	62.6	—	2,670.3
Total other liabilities	21,111.2	(2,804.9)	62.6	—	18,368.9
Common stock	661.0	—	—	—	661.0
Additional paid-in capital	6,583.6	—	—	—	6,583.6
Retained earnings	11,395.9	—	—	3,707.1	15,103.0
Employee benefit trust	(3,013.2)	—	—	—	(3,013.2)
Accumulated other comprehensive loss	(5,729.2)	222.2	(177.5)	—	(5,684.5)
Cost of common stock in treasury	(69.4)	—	—	(8,027.6)	(8,097.0)
Other capital	—	(5,459.7)	5,459.7	—	—
Total Eli Lilly and Company shareholders' equity	9,828.7	(5,237.5)	5,282.2	(4,320.5)	5,552.9
Noncontrolling interests	1,080.4	—	(1,009.3)	—	71.1
Total equity	10,909.1	(5,237.5)	4,272.9	(4,320.5)	5,624.0
Total liabilities and equity	$43,908.4	$(8,747.9)	$4,348.1	$(4,290.5)	$35,218.1
See accompanying notes to unaudited pro forma condensed consolidated financial statements.

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
ELI LILLY AND COMPANY AND SUBSIDIARIES
YEAR ENDED DECEMBER 31, 2018
(Dollars and shares in millions, except per-share data)

	Lilly Historical	Deconsolidation(1)		Lilly Pro Forma
		Elanco	Adjustments
Revenue	$24,555.7	$(3,066.8)	$4.4	$21,493.3
Costs, expenses, and other:
Cost of sales	6,430.0	(1,778.1)	29.8	4,681.7
Research and development	5,307.1	(258.9)	3.0	5,051.2
Marketing, selling and administrative	6,631.8	(760.6)	103.9	5,975.1
Acquired in-process research and development	1,983.9	—	—	1,983.9
Asset impairment, restructuring and other special charges	482.0	(129.0)	(86.1)	266.9
Other-net, income/expense	(74.8)	(26.1)	(44.7)	(145.6)
	20,760.0	(2,952.7)	5.9	17,813.2
Income from continuing operations before income taxes	3,795.7	(114.1)	(1.5)	3,680.1
Income taxes	563.7	(27.6)	(6.6)	529.5
Income from continuing operations	$3,232.0	$(86.5)	$5.1	$3,150.6

Earnings per share from continuing operations
Basic	$3.14			$3.07
Diluted	$3.13			$3.05

Weighted average number of shares outstanding
Basic	1,027.7			1,027.7
Diluted	1,033.7			1,033.7

Pro forma adjusted earnings per share from continuing operations
Basic				$3.27
Diluted				$3.25

Pro forma adjusted weighted average number of shares outstanding (2)
Basic	1,027.7		(65.0)	962.7
Diluted	1,033.7		(65.0)	968.7
See accompanying notes to unaudited pro forma condensed consolidated financial statements.

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
ELI LILLY AND COMPANY AND SUBSIDIARIES
YEAR ENDED DECEMBER 31, 2017
(Dollars and shares in millions, except per-share data)

	Lilly Historical	Deconsolidation(1)		Lilly Pro Forma
		Elanco	Adjustments
Revenue	$22,871.3	$(2,889.0)	$(8.6)	$19,973.7
Costs, expenses, and other:
Cost of sales	6,150.8	(1,710.4)	14.3	4,454.7
Research and development	5,357.3	(252.4)	(8.8)	5,096.1
Marketing, selling and administrative	6,680.1	(806.7)	109.0	5,982.4
Acquired in-process research and development	1,112.6	—	—	1,112.6
Asset impairment, restructuring and other special charges	1,673.6	(352.3)	3.3	1,324.6
Other-net, income/expense	(300.5)	0.2	(1.2)	(301.5)
	20,673.9	(3,121.6)	116.6	17,668.9
Income/loss from continuing operations before income taxes	2,197.4	232.6	(125.2)	2,304.8
Income taxes	2,401.5	(78.1)	67.8	2,391.2
Loss from continuing operations	$(204.1)	$310.7	$(193.0)	$(86.4)

Loss per share from continuing operations
Basic	$(0.19)			$(0.08)
Diluted	$(0.19)			$(0.08)

Weighted average number of shares outstanding
Basic	1,052.0			1,052.0
Diluted	1,052.0			1,052.0

Pro forma adjusted loss per share from continuing operations
Basic				$(0.09)
Diluted				$(0.09)

Pro forma adjusted weighted average number of shares outstanding(2)
Basic	1,052.0		(65.0)	987.0
Diluted	1,052.0		(65.0)	987.0
See accompanying notes to unaudited pro forma condensed consolidated financial statements.

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
ELI LILLY AND COMPANY AND SUBSIDIARIES
YEAR ENDED DECEMBER 31, 2016
(Dollars and shares in millions, except per-share data)

	Lilly Historical	Deconsolidation(1)		Lilly Pro Forma
		Elanco	Adjustments
Revenue	$21,222.1	$(2,913.5)	$4.2	$18,312.8
Costs, expenses, and other:				—
Cost of sales	5,710.1	(1,572.0)	22.4	4,160.5
Research and development	5,310.3	(266.6)	(3.7)	5,040.0
Marketing, selling and administrative	6,528.0	(791.7)	105.6	5,841.9
Acquired in-process research and development	30.0	—	—	30.0
Asset impairment, restructuring and other special charges	382.5	(308.4)	(1.2)	72.9
Other-net, income/expense	(112.8)	2.8	1.2	(108.8)
	17,848.1	(2,935.9)	124.3	15,036.5
Income/loss from continuing operations before income taxes	3,374.0	22.4	(120.1)	3,276.3
Income taxes	636.4	(25.5)	(59.5)	551.4
Income/loss from continuing operations	$2,737.6	$47.9	$(60.6)	$2,724.9

Earnings per share from continuing operations
Basic	$2.59			$2.57
Diluted	$2.58			$2.57

Weighted average number of shares outstanding
Basic	1,058.3			1,058.3
Diluted	1,061.8			1,061.8

Pro forma adjusted earnings per share from continuing operations
Basic				$2.74
Diluted				$2.73

Pro forma adjusted weighted average number of shares outstanding (2)
Basic	1,058.3		(65.0)	993.3
Diluted	1,061.8		(65.0)	996.8
See accompanying notes to unaudited pro forma condensed consolidated financial statements.

Notes to Unaudited Pro Forma Condensed Consolidated Financial Statements
Note 1: Deconsolidation of Elanco
Prior to the completion of its initial public offering ("IPO") on September 24, 2018, Elanco was a wholly owned subsidiary of Lilly. Following the IPO, Lilly beneficially owned 293,290,000 shares of Elanco common stock in the aggregate, representing approximately 80.2% of the outstanding shares of Elanco common stock. On March 11, 2019, the Company disposed of all of the shares of Elanco common stock that it owned by means of a tax-free split-off. As a result, Elanco's historical results will be accounted for in future periods as a discontinued operation of the Company. The deconsolidation amounts have been derived from Elanco's historical financial statements presented in its Annual Report on Form 10-K for the year ended December 31, 2018 and include the removal or reversal, as applicable, of (i) the historical assets and liabilities and results of operations of Elanco, including the related tax impact, (ii) previously eliminated transactions between Elanco and subsidiaries of the Company, as a result of the completion of the split-off, (iii) reclassifications and adjustments to conform with Lilly's financial statement presentation, and (iv) other adjustments that are directly related to the separation of Elanco from Lilly.
Note 2: Exchange Offer and Split-off of Elanco
On March 11, 2019, the Company completed the split-off of Elanco through an exchange offer. Under the terms of the exchange offer, Lilly shareholders received 4.5121 shares of Elanco common stock for each share of Lilly common stock accepted in the exchange offer. This exchange ratio was calculated based on the average price of Lilly common stock of $127.2603 per share divided by 93.0% of the average price of Elanco common stock of $30.3273 per share, reflecting a discount of 7.0%. The average prices reflect the simple arithmetic average of the daily volume-weighted average prices of shares of Lilly common stock and Elanco common stock on the New York Stock Exchange during the three consecutive trading days ending on and including March 6, 2019. The exchange offer was oversubscribed and, after proration, the Company accepted 65,000,775 shares of Lilly common stock from its shareholders in exchange for the 293,290,000 shares of Elanco common stock that it owned.

Shares of Elanco common stock owned by Lilly	293,290,000
Exchange ratio	4.5121
Total shares of Lilly common stock accepted	65,000,775
The 65,000,775 shares of Lilly common stock accepted by the Company in the exchange offer have been reflected as treasury stock on the unaudited pro forma condensed consolidated balance sheet. The pro forma adjusted weighted average number of shares outstanding on the unaudited pro forma condensed consolidated statements of operations reflects historical weighted average shares outstanding reduced by the 65,000,775 shares of Lilly common stock accepted in the exchange offer.
This transaction results in a pro forma one-time gain to Lilly estimated to be approximately $3,707.1 million calculated as follows:

(In millions)
Fair value of Lilly common stock accepted (65,000,775 shares acquired at the Lilly closing price of $123.50 per share as of March 11, 2019)	$8,027.6
Lilly's carrying value in Elanco at December 31, 2018	(4,290.5)
Estimated transaction costs	(30.0)
Net gain on exchange offer of Elanco common stock	$3,707.1
The split-off is accounted for as a tax-free transaction for U.S. income tax purposes and therefore, there is no tax impact on the gain. This gain, which will be reflected in discontinued operations in the Company's consolidated condensed statement of operations for the first quarter of 2019, has not been reflected in the pro forma condensed consolidated statements of operations. As the estimated gain is directly attributable to the divestiture, it is reflected in shareholders' equity on the unaudited pro forma condensed consolidated balance sheet. The amount of the actual gain will be calculated based on the Company's carrying value in Elanco as of the closing of the exchange offer and therefore could differ from the current estimate.